Exhibit 4.3
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                                 TRUST AGREEMENT

         This TRUST AGREEMENT, dated as of May 27, 1997 (the "Trust Agreement"), among (i) PREMIER FINANCIAL BANCORP, INC., a Kentucky corporation (the "Depositor"), and (ii) BANKERS TRUST (DELAWARE), a Delaware banking corporation (the "Trustee"). The Depositor and the Trustee hereby agree as follows:

         1. The  trust  created  hereby  (the  "Trust")  shall be known as "PFBI
Capital Trust" in which name the Trustee, or the Depositor to the extent provided herein, may engage in the transactions contemplated hereby, make and execute contracts, and sue and be sued.

         2. The Depositor hereby assigns, transfers conveys and sets over to the Trustee the sum of $1. The Trustee hereby acknowledges receipt of such amount in trust from the Depositor, which amount shall constitute the initial trust estate. The Trustee hereby declares that it will hold the trust estate in trust for the Depositor. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Section 3801, et seq. (the "Business Trust Act"), and that this document constitutes the governing instrument of the Trust. The Trustee is hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in accordance with the provisions of the Business Trust Act.

         3. The Depositor and the Trustee will enter into an amended and restated Trust Agreement, satisfactory to each such party and substantially in the form included as an exhibit to the 1933 Act Registration Statement (as defined below), to provide for the contemplated operation of the Trust created hereby and the issuance of the Preferred Securities and Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Trust Agreement, the Trustee shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain, prior to such execution and delivery, any licenses, consents or approvals required by applicable law or otherwise.

         4. The Depositor and the Trustee hereby authorize and direct the Depositor, as the sponsor of the Trust, (i) to file with the Securities and Exchange Commission (the "Commission") and execute, in each case on behalf of the Trust, (a) the Registration Statement on Form S-1 (the "1933 Act Registration Statement"), including any pre-effective or post-effective amendments to the 1933 Act Registration Statement, relating to the registration under the Securities Act of 1933, as amended, of the Preferred Securities of the Trust and possibly certain other securities and (b) a Registration Statement on Form 8-A (the "1934 Act Registration Statement") (including all pre-effective and post-effective amendments thereto) relating to the registration of the Preferred Securities of the Trust under the Securities Exchange Act of 1934, as amended; (ii) to file with The Nasdaq National Market or any national stock exchange (each, an "Exchange") and execute on behalf of the Trust one or more listing applications and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred Securities to be listed on any of the Exchanges; (iii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Preferred Securities under the securities or blue sky laws of such jurisdictions as the Depositor, on behalf of the Trust, may deem necessary or desirable and
(iv) to execute on behalf of the Trust that certain


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         Underwriting Agreement relating to the Preferred Securities,  among the
Trust, the Depositor and the Underwriters named therein, substantially in the form included as an exhibit to the 1933 Act Registration Statement. In connection with the filings referred to above, the Depositor hereby constitutes and appoints J. Howell Kelly and ____________, and each of them, as its true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the Depositor or in the Depositor's name, place and stead,
in  any  and  all  capacities,   to  sign  any  and  all  amendments  (including
post-effective amendments) to the 1933 Act Registration Statement and the 1934 Act Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, the Exchange and administrators of state securities or blue sky laws, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the Depositor might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

         5. This Trust Agreement may be executed in one or more counterparts.

         6. The number of Trustees initially shall be one (1) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor which may increase or decrease the number of Trustees; provided, however, that to the extent required by the Business Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable Delaware law. Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any Trustee at any time. The Trustees may resign upon thirty (30) days' prior notice to the Depositor.

         7. This Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles.)


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             IN WITNESS WHEREOF, the  parties  hereto  have  caused  this  Trust
Agreement to be duly executed as of the day and year first above written.


                                  PREMIER FINANCIAL BANCORP, INC.
                                  as Depositor


                                  By:          /s/J. Howell Kelly
                                               --------------------------------
                                  Name:        J. Howell Kelly
                                  Title:       President and Chief Executive
                                                       Officer


                                  BANKERS TRUST (DELAWARE),
                                  as Trustee



                                  By:          /s/M. Lisa Wilkins
                                               --------------------------------
                                  Name:        M. Lisa Wilkins
                                  Title:       Assistant Secretary



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                              CERTIFICATE OF TRUST

                                       OF

                               PFBI CAPITAL TRUST


                  This Certificate of Trust is being executed as of May __, 1997, for the purpose of organizing a business trust pursuant to the Delaware Business Trust Act, 12 Del. C. Sections 3801 et seq. (the "Act").

                  The undersigned hereby certifies as follows:

                  1. Name. The name of the business trust is "PFBI Capital Trust" (the "Trust").

                  2. Delaware Trustee. The name and business address of the Delaware resident trustee of the Trust meeting the requirements of Section 3807 of the Act are as follows:

                                    Bankers Trust (Delaware)
                                    1001 Jefferson Street
                                    Suite 550
                                    Wilmington, Delaware 19801

                  3. Effective. This Certificate of Trust shall be effective immediately upon filing in the Office of the Secretary of State of the State of Delaware.




                           IN WITNESS WHEREOF, the undersigned, being all of the
trustees of the Trust, have duly executed this Certificate of Trust as of the day and year first above written.

                                    BANKERS TRUST (DELAWARE)
                                    as Delaware Trustee


                                    By:
                                       -----------------------------------------
                                    Name:  M. Lisa Wilkins
                                    Title:  Assistant Secretary